Exhibit 24
LIMITED POWER OF ATTORNEY
FOR
SECTION 16(a) FILINGS
        Know all by these presents, that the undersigned hereby constitutes and appoints Nicholas Arbuckle and Karen Calhoun, and each acting singly, the undersigned's true and lawful attorney-in-fact to:

1)        execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or stockholder of Molina Healthcare, Inc. (the "Company"),
Forms 3, 4, and 5 and amendments thereto in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder; and

2)        do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or amendment thereto and timely file such form with the United States Securities and Exchange Commission
(the "SEC") and any stock exchange or similar authority.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transaction in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of December, 2003.
        /s/ Patricia Dinsmore Jennings
        Signature
        Patricia Dinsmore-Jennings
        Printed Name